Exhibit 99.1

WEALTH GENERATORS, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Equity Owners

of Wealth Generators

We have audited the accompanying balance sheets of Wealth Generators as of March 31, 2017, and 2016, and the related statements of operations and changes in member’s equity, and cash flows for each of the years in the two-year period ended March 31, 2017. Wealth Generator’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wealth Generators as of March 31, 2017, and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered losses from operations since inception and its current cash flow is not enough to meet current needs. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to this matter are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Haynie & Company

Salt Lake City, Utah

June 30, 2017

2

WEALTH GENERATORS, LLC

BALANCE SHEETS

	March 31,	March 31,
	2017	2016

ASSETS
Current assets:
Cash and cash equivalents	$1,616	$70,298
Receivables, net	444,610	116,979
Related party advances	-	194,977
Short term advances	10,000	-
Total current assets	456,225	382,254

Fixed assets, net	10,235	12,505

Other assets:
Deposits	6,000	4,500
Total other assets	6,000	4,500

Total assets	$472,461	$399,259

LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:		-
Accounts payable and accrued liabilities	$1,370,972	$714,513
Deferred revenue	433,298	457,354
Related party payables	805,895	521,094
Debt	2,093,745	331,030
Total current liabilities	4,703,909	2,023,991

Total liabilities	4,703,909	2,023,991

Commitments and contingencies	-	-

Members' deficit	(4,231,449)	(1,624,732)

Total liabilities and members' deficit	$472,461	$399,259

The accompanying notes are an integral part of these financial statements

3

WEALTH GENERATORS, LLC

STATEMENTS OF OPERATIONS AND CHANGES IN MEMBERS’ EQUITY

	Year Ended March 31,
	2017	2016

Revenue, net	$12,872,947	$5,557,461

Operating costs and expenses:
Cost of sales	862,849	398,754
Commissions	9,412,655	3,712,314
Selling and marketing	500,032	380,237
Salary and related	1,918,199	915,516
Professional fees	917,308	314,130
General and administrative	1,199,564	568,565
Total operating costs and expenses	14,810,607	6,289,516

Net loss from operations	(1,937,660)	(732,055)

Other income (expense):
Interest expense, related parties	(274,057)	(489,953)
Interest expense	(205,327)	(100,000)
Other income (expense)	(6,120)	6
Total other income (expense)	(485,504)	(589,947)

Loss from operations before taxes	(2,423,164)	(1,322,002)

Tax expense	(4,039)	(5,890)

Net loss	$(2,427,203)	$(1,327,892)

Members' deficit, beginning balance	(1,624,732)	(999,292)
Sale of members interests	25,000	750,000
Distribution to members	(204,514)	(47,548)
Net loss	(2,427,203)	(1,327,892)
Members' deficit, ending balance	$(4,231,449)	$(1,624,732)

The accompanying notes are an integral part of these financial statements

4

WEALTH GENERATORS, LLC

STATEMENTS OF CASH FLOWS

	Year Ended March 31,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,427,203)	$(1,327,892)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,270	1,832
Debt issuance costs - related party	274,057	484,953
Debt issuance costs	205,327	100,000
Changes in operating assets and liabilities:
Receivables	(327,630)	(109,407)
Deposits	(1,500)	-
Accounts payable and accrued liabilities	656,459	364,585
Deferred revenue	(24,056)	227,062
Net cash (used in) operating activities	(1,642,277)	(258,866)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from short term advances	100,000	-
Repayments for short term advances	(110,000)	-
Proceeds from related party advances	194,977	-
Repayments for related party advances	-	(119,682)
Purchase of fixed assets	-	(3,397)
Net cash (used in) provided by investing activities	84,977	(123,079)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related parties	1,370,788	725,485
Repayments for related party payables	(1,360,044)	(1,095,678)
Proceeds from new lending	1,824,965	177,500
Repayments for debt	(267,577)	(96,470)
Proceeds from the sale of members interests	25,000	750,000
Distributions to members	(204,514)	(47,548)
Net cash provided by financing activities	1,388,618	413,289

Net increase (decrease) in cash and cash equivalents	(168,682)	31,344
Cash and cash equivalents-beginning of period	70,298	38,954
Cash and cash equivalents-end of period	$(98,384)	$70,298

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$198,162	$150,703
Income taxes	$4,039	$5,890

The accompanying notes are an integral part of these financial statements

5

WEALTH GENERATORS, LLC

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2017 AND 2016

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Organization

Wealth Generators, LLC (the “Company”) is a limited liability company formed under the laws of the State of Utah on February 26, 2013. The Company was organized to provide education to customers worldwide that pertains to the financial markets.

On March 31, 2017, the Company entered into a Contribution Agreement with Investview, Inc. (“INVU”), a publicly reporting company, pursuant to which the Company’s members agreed to contribute 100% of their interests in exchange for an aggregate of 1,358,670,942 shares of common stock of INVU. The closing of the agreement occurred after close of business on March 31, 2017, therefore, effective April 1, 2017, the Company became a wholly owned subsidiary of INVU (see Note 9).

Nature of Business

The Company provides research, education, and investment tools designed to assist the self-directed investor in successfully navigating the financial markets. The services include research, trade alerts, and live trading rooms that include instruction in equities, options, FOREX, ETF’s and binary options. In addition to trading tools and research, the Company also includes full education and software applications to assist the individual in debt reduction, increased savings, budgeting and proper tax management. Each product subscription includes a core set of trading tools/research along with the personal finance management suite enabling an individual complete access to the information necessary to cultivate and manage their financial situation. The Company offers four packages available through a monthly subscription that can be cancelled at any time at the discretion of the customer. A unique component of the product marketing plan is the distribution method whereby all subscriptions are sold via current participating customers who choose to distribute and sell the services by participating in the bonus plan. The bonus plan participation is purely optional but enables individuals the ability to create an additional income stream to further support their personal financial goals and objectives.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company’s policy is to prepare its financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

For revenue from product sales and services, the Company recognizes revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured.

The majority of the Company’s revenue is generated by subscription sales and payment is received at the time of purchase. The Company recognizes revenue for subscription sales over the subscription period and deferred revenue is recorded for the portion of the subscription period subsequent to each reporting date. Additionally, the Company offers a 10-day trial period to their subscription customers, where a full refund can be requested if a customer does not like the product. Revenues are deferred during the trial period as collectability cannot be reasonably assured until that time has passed. Revenues are presented net of refunds, sales incentives, credits and known and estimated credit card chargebacks.

6

WEALTH GENERATORS, LLC

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2017 AND 2016

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on the Company’s principal or, in the absence of a principal, most advantageous market for the specific asset or liability.

GAAP provides for a three-level hierarchy of inputs to valuation techniques used to measure fair value, defined as follows:

Level 1 – Inputs that are quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity can access.

Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability, including:

-	Quoted prices for similar assets or liabilities in active markets
-	Quoted prices for identical or similar assets or liabilities in markets that are not active
-	Inputs other than quoted prices that are observable for the asset or liability
-	Inputs that are derived principally from or corroborated by observable market data by correlation or other means

Level 3 – Inputs that are unobservable and reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability based on the best information available in the circumstances (e.g., internally derived assumptions surrounding the timing and amount of expected cash flows).

The Company's financial instruments consist of cash, accounts receivable, and accounts payable. The Company has determined that the book value of its outstanding financial instruments as of March 31, 2017 and 2016 approximates the fair value due to their short-term nature.

Cash and Cash Equivalent

For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. As of March 31, 2017 and 2016 the Company had no cash equivalents.

Receivables

Receivable are carried at net realizable value, representing the outstanding balance less an allowance for doubtful accounts based on a review of all outstanding amounts. Management determines the allowance for doubtful accounts by regularly evaluating individual receivables and receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received. The Company had no allowance for doubtful accounts as of March 31, 2017 and 2016.

Fixed Assets

Fixed assets are stated at cost and depreciated using the straight-line method over their estimated useful lives as follows:

Furniture, fixtures, and equipment	10 years
Computer equipment	3 years

7

WEALTH GENERATORS, LLC

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2017 AND 2016

When retired or otherwise disposed, the carrying value and accumulated depreciation of the fixed asset is removed from its respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. Expenditures for maintenance and repairs which do not extend the useful lives of the related assets are expensed as incurred.

Fixed assets are presented net of accumulated depreciation of $4,534 and $2,264, as of March 31, 2017 and 2016, respectively. Total depreciation expense for the years ended March 31, 2017 and 2016 was $2,270 and $1,832, respectively.

Impairment of Long Lived Assets

The Company has adopted Accounting Standards Codification subtopic 360-10, Property, Plant and Equipment (“ASC 360-10”). ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period.

The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of is reported at the lower of the carrying amount or the fair value less costs to sell.

Concentration of Credit Risk

Financial instruments that potentially expose the Company to concentration of credit risk include cash, accounts receivable, and advances. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit of $250,000. As of March 31, 2017 and 2016 cash balances that exceeded FDIC limits were $0 and the Company has not experienced significant losses relating to these concentrations in the past.

Income Taxes

As a limited liability company, the Company's taxable income or loss is allocated to members in accordance with their respective percentage ownership. Therefore, no provision or liability for federal income taxes has been included in the financial statements. In the event of an examination of the Company's tax return, the tax liability of the members could be changed if an adjustment in the Company's income is ultimately sustained by the taxing authorities.

The State of Utah may require a 5% withholding tax payment on certain non-resident partners and resident business partners of pass through entities. The formula takes Utah income and allocates it to the partners based on their allocable share of profits.

The Company did not have any interest or penalties assessed by income taxing authorities for the tax years ended December 31, 2016 and 2015. Management evaluates the Company’s income tax circumstances and filings under the most current relevant accounting rules and believes the Company has incurred no liability for uncertain beneficial tax positions (or any related penalties and interest) for periods open to normal jurisdictional examination (currently 2016-2013).

Net income for financial statement purposes may differ significantly from taxable income reportable to members as a result of differences between the tax basis and financial reporting basis of assets and liabilities.

8

WEALTH GENERATORS, LLC

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2017 AND 2016

Advertising, Selling and Marketing

The Company expenses advertising, selling, and marketing costs as incurred. Advertising, selling and marketing costs include costs of promoting our product worldwide, including promotional events. Advertising, selling and marketing expenses for the years ended March 31, 2017 and 2016 totaled $500,032 and $380,237, respectively.

NOTE 3 – RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 creates a new topic in the ASC Topic 606 and establishes a new control-based revenue recognition model, changes the basis for deciding when revenue is recognized over time or at a point in time, provides new and more detailed guidance on specific topics, and expands and improves disclosures about revenue. In addition, ASU 2014-09 adds a new Subtopic to the Codification, ASC 340-40, Other Assets and Deferred Costs: Contracts with Customers, to provide guidance on costs related to obtaining a contract with a customer and costs incurred in fulfilling a contract with a customer that are not in the scope of another ASC Topic. The guidance in ASU 2014-09 is effective for public entities for annual reporting periods beginning after December 15, 2016, including interim periods therein. Early application is not permitted. Management is in the process of assessing the impact of ASU 2014-09 on the Company’s financial statements.

NOTE 4 – GOING CONCERN AND LIQUIDITY

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred significant recurring losses which have resulted in a members’ deficit of $4,231,449, net loss of $2,427,203 and net cash used in operations of $1,642,277 for the year ended March 31, 2017. Additionally, as of March 31, 2017 the Company had cash of $1,616 and a working capital deficit of $4,247,684. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Historically the Company has relied on increasing revenues and new debt financing to pay for operational expenses and debt as it came due. During the year ended March 31, 2017, the Company raised $1,370,788 in cash proceeds from related parties and raised $1,824,965 in cash proceeds from new lending arrangements.  In April 2017, the Company received cash proceeds of $825,000 from new lending arrangements. Additionally, effective April 1, 2017 the Company has completed a merger with a public reporting company and subsequent to March 31, 2017 have exchanged $1,934,000 worth of debt into shares of the public company’s stock (see Note 9). Going forward the Company plans to reduce obligations with cash flow provided by operations and pursue additional debt and equity financing.

Over the past few years, Wealth Generators intentionally increased expenses to prepare the Company’s platform to handle anticipated growth. Going forward, the Company believes the current state will support this growth without a significant increase in expenses other than customer support and the bonus plan which rises commensurate with revenues.

In order to expand internationally and support multiple language translations, the Company plans to seek additional funding through public and/or private offerings of equity securities and/or debt financings. The Company currently has multiple lead sources that are finalizing their due diligence process and anticipates closing on this funding in the very near future.

Accordingly, the accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

9

WEALTH GENERATORS, LLC

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2017 AND 2016

NOTE 5 – RELATED PARTY TRANSACTIONS

As of March 31, 2017, and 2016 the Company’s related party payables consisted of the following:

	2017	2016
Short term advances (1)	$100,000	$13,000
Revenue Finance Agreement dated 6/15/15 (2)	-	58,094
Revenue-based Funding Agreement entered into on 11/8/15 (3)	180,000	450,000
Short term Promissory Note entered into on 9/13/16 (4)	150,000	-
Promissory Note entered into on 11/15/16 (5)	895	-
Promissory Note entered into on 3/15/17 (6)	375,000	-
	$805,895	$521,094

(1)	The Company is periodically advanced operating funds from its members and other related parties. Other related parties include entities that are owned, controlled, or influenced by the Company’s members or management. The advances are due on demand, generally have no interest or fees associated with them, and are unsecured. During the year ending March 31, 2017 the Company received $451,000 in cash proceeds from advances and paid related parties $364,000. During the year ending March 31, 2016 the Company received $325,485 in cash proceeds from advances and paid related parties $510,485. Additionally, during the year ending March 31, 2016, the Company paid an additional $65,750 to related parties that had advanced funds as additional fees for extensions or the inability to pay on demand.

(2)	A company that has a member that is also a majority owner of the Company entered into a Revenue Finance Agreement and advanced cash of $200,000 on June 16, 2015. The Agreement requires a daily business day repayment of $937 for a period of approximately one year, maturing on July 30, 2016. The schedule included 250 payments with total interest to be paid in the amount of $34,250. During the year ending March 31, 2017 and 2016 the Company made payments of $58,094 and $176,156, respectively, for this arrangement.

(3)	A majority member of the Company advanced funds of $150,000 on November 16, 2015 under a Revenue-based Funding Agreement which required that beginning December 30, 2015 the Company would pay an amount equal to 2% of its top line revenue generated from the prior month to pay down the loan until such time that the lender had received $450,000. As such, during the year ending March 31, 2016 the Company recorded interest of $300,000 on the borrowing. During the year ending March 31, 2017 the Company paid back $270,000 in addition to paying an additional $89,129 for new loan fees that were subsequently agreed upon by both parties as a result of the Company defaulting on its repayment obligations.

(4)	A member of the senior management team has continuously advanced funds of $150,000 at various times during the year ended March 31, 2017, beginning on September 14, 2016, under short term Promissory Notes. Each of the Notes carry the same terms, have a fixed interest payment of $7,500, and is generally due in less than four weeks. Under this arrangement, during the year ended March 31, 2017, the Company borrowed a total of $450,000, paid back $300,000, and incurred and paid a total of $52,500 for loan fees.

(5)	The Company entered into a Promissory Note for $94,788 with a company owned by immediate family members of two members of the executive management team. Funds were advanced to the Company on November 16, 2016 and December 16, 2016 in the amount of $78,750 and $16,038, respectively. The Promissory Note had a term of twelve months, an annual interest rate of 8%, and no pre-payment penalty. During the year ending March 31, 2017 the Company incurred $895 worth of interest expense on the note and paid back the entire principal balance of $94,788.

(6)	A company that is a majority member entered into a Promissory Note in the amount of $300,000, advancing funds on March 17, 2017. The Note matures on September 16, 2017 and has a fixed interest amount of $75,000. Collateral on this note is the reserve balance of $150,000 on one of the Company’s merchant accounts. No payments were made on this arrangement during the year ending March 31, 2017.

In addition to the above related party payables that were outstanding as of March 31, 2017 and 2016 the Company also received proceeds from formal agreements with related parties of which they received proceeds of $50,000, incurred interest or fees of $84,953, and made total payments of $343,287 during the year ending March 31, 2016. The total payments of $343,287 included payments made for $208,334 worth of related party payables outstanding at March 31, 2015. During the year ending March 31, 2017 the Company received $75,000 worth of proceeds, incurred interest or fees of $11,250 and made total payments of $86,250.

10

WEALTH GENERATORS, LLC

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2017 AND 2016

NOTE 6 – DEBT

As of March 31, 2017 and 2016 the Company’s debt consisted of the following:

	2017	2016
Loan agreement entered into on 5/11/15 (1)	$-	$39,067
Revenue based funding arrangement entered into on 8/31/15 (2)	263,641	291,963
Revenue share agreement entered into on 6/28/16 (3)	525,000	-
Purchase and sale agreement for future receivables entered into on 9/30/16 (4)	220,652	-
Short term advance received on 1/11/17 (5)	1,000,000	-
Short term advance received on 3/16/17 (6)	50,000	-
Promissory note entered into on 3/31/17 (7)	34,452	-
	$2,093,745	$331,030

(1)	The Company received $100,000 as a principle investment wherein the Company was to make fixed minimum monthly payments to the lender over a 12-month period. The agreement had no stated interest rate or amount, however, in addition to the repayment terms the Company agreed to issue minimum monthly payments of $4,000 after the loan was paid in full and for the entire duration of the Company. The Company made payments of $39,067 and $60,933 during the years ending March 31, 2017 and 2016, respectively to repay this debt. The Company is expensing the $4,000 additional monthly payments as they have been disbursed subsequent to the payback of the initial funds borrowed.

(2)	The Company entered into a Revenue-based Funding Agreement and received proceeds of $50,000 on 12/18/15, $25,000 on April 17, 2015, and $25,000 September 1, 2015. The agreement required that beginning September 30, 2015 the Company would pay an amount equal to 2% of its top line revenue generated from the prior month to pay down the loan until such time that the lender had received an amount that was three times the amount advanced. As such, during the year ending March 31, 2015 and 2016 the Company recorded interest of $100,000 for each year and during the year ending March 2016 the Company paid back $8,037 of the liability. During the year ending March 31, 2017 the Company paid back $28,322.

On March 21, 2017 the Company entered into a Conversion Agreement to extinguish the Revenue-based Funding Agreement in exchange for 10,000,000 shares of common stock upon the Company’s acquisition by a publicly traded Company. See Note 9.

(3)	During April 2016 the Company entered into a Royalty Agreement, which was replaced with a Revenue Share Agreement dated 6/28/16, which was amended in October of 2016. Cash receipts were received of $100,000, $150,000, and $250,000 on April 19, 2016, May 11, 2016, and June 29, 2016, respectively. In accordance with the terms of the final amended agreement the Company is to make payments of $25,000 per month or a 3% royalty for the previous months sales, whichever is greater, beginning February 15, 2017, until the lender has been paid back $600,000. During the year ending March 31, 2017 the Company recorded interest of $100,000 for the amount to be paid back in excess of the proceeds received and paid back $75,000.

(4)	The Company entered into a Purchase and Sale Agreement for Future Receivables with an entity that provides quick access to working capital. On October 6, 2016 the Company received proceeds from this arrangement of $250,000. In accordance with the terms of the arrangement the Company would be required to pay back $345,600 over a 16-month period by making daily ACH payments in the amount of $1,052 per business day. Accordingly, the Company recorded $95,000 as interest expense at inception of the agreement which was the difference between the funds received and the amount that was to be paid back. During the year ending March 31, 2017 the Company made payments of $125,188 on the debt, which included payments of $240 for 6 monthly maintenance fees of $40 per month, therefore reducing the debt by $124,948.

11

WEALTH GENERATORS, LLC

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2017 AND 2016

(5)	The Company received funds of $1,000,000 on January 11, 2017 as a result of a short-term advance where the lender was anticipating converting such funds into shares of common stock upon the Company’s acquisition by a publicly traded Company. On June 6, 2017, the Company finalized a Conversion Agreement wherein these funds, along with $800,000 advanced in April of 2017, were exchanged for equity (see Note 9).

(6)	The Company received funds of $50,000 on March 16, 2017 as a result of a short-term advance. Such advance has no interest rate or due date, thus is shown as due on demand. During the year ending March 31, 2016 no payments were made to reduce this liability.

(7)	The Company received a short-term advance of $24,965 on March 3, 2017 and entered into a Promissory Note with the lender on March 31, 2017 to formalize the lending arrangements for this advance. Per the Promissory Note $50,000 was to be advanced on, or before, April 3, 2017, therefore the Company received $25,000 in proceeds subsequent to March 31, 2017 (see Note 9). The Promissory Note states that the Company is to pay a fixed interest amount of $19,000 and that both principal and interest would be due on September 30, 2017. During the year ending March 31, 2017 the Company has recorded $9,487 as interest expense to recognize interest proportional to the proceeds received and no payments were made to reduce this liability.

NOTE 7 – MEMBERS’ DEFICIT

The Company is governed by the terms and conditions of the Joint Venture agreement dated March 21, 2013. The Company shall continue for 99 years, until February of 2112, in accordance with the terms of the Articles of Organization. The Company carries only one class of members’ interests with equal rights, preferences and privileges. The purpose of the Company is to engage in any lawful activity for which a limited liability company may be organized under the laws of the State of Utah.

During the year ending March 31, 2016 the Company entered into two separate Limited Liability Company Ownership Interest Purchase Agreements wherein they offered to sell an 8% and 10% ownership interest for $500,000 each and would guarantee distributions in amounts equal to 1% of top line revenue of the prior month until such a time that distributions were equal to $1,500,000. Per the terms of the agreements the percentage ownership and guaranteed distributions would be pro-rated based on the proceeds received. Under these agreements, proceeds of $325,000 and $425,000 were received for a 5.2% and an 8.5% ownership interest. Furthermore, during the year ending March 31, 2016 distributions of $24,667 and $22,881 were paid out under each of the agreements for a total of $47,548. During the year ending March 31, 2017 proceeds of $25,000 were received for an additional 0.5% ownership interest under the above mentioned 10% ownership purchase agreement and $92,052 and $112,462 were distributed for a total of $204,514.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Operating lease

The Company’s headquarters are located in Salt Lake City, Utah, under a month to month lease at $5,100 per month. The Company’s corporate finance location is in Eatontown, New Jersey, on a month to month arrangement for $1,000 per month. The Company has a support call center located in Orem, Utah, which is under an operating lease for $1,500 per month that expires in July of 2017. Future minimum lease payments for the Orem, Utah location are $6,000.

Litigation

In the ordinary course of business, the Company may be or has been involved in legal proceedings from time to time. As of the date these financial statements were available to be issued there have been no material legal proceedings relating to the Company.

12

WEALTH GENERATORS, LLC

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2017 AND 2016

Other agreements

In conjunction with a lending arrangement for $100,000, entered into on May 11, 2015 (see Note 6), the Company agreed to issue minimum monthly payments of $4,000 after the loan was paid in full and for the entire duration of the Company. The Company is expensing the $4,000 additional monthly payments as they have been disbursed, subsequent to the payback of the initial funds borrowed, and currently has these monthly payments committed to into perpetuity. During the year ending March 31, 2016 the Company made 10 payments under this arrangement, for $40,000.

NOTE 9 – SUBSEQUENT EVENTS

Merger with a public company

Effective April 1, 2017, the Company entered into a Contribution Agreement with Investview, Inc. (“INVU”), a public SEC reporting Company, pursuant to which the Company’s members agreed to contribute 100% of the outstanding securities of the Company in exchange for an aggregate of 1,358,670,942 shares of INVU’s common stock. Following the contribution, the Company’s members control the majority of INVU’s outstanding common stock and the Company became a wholly owned subsidiary of INVU.

New lending arrangements

Subsequent to March 31, 2017 the Company received short term advances of $800,000 and $25,000 from two separate lenders. The $25,000 received was in conjunction with a Promissory Note entered into prior to March 31, 2017, see Note 6.

Conversions of debt

On March 21, 2017 the Company entered into a Conversion Agreement to extinguish a Revenue-based Funding Agreement in exchange for 10,000,000 shares of common stock upon the Company’s acquisition by a publicly traded Company. Because an acquisition took place effective April 1, 2017, as a result of this agreement $263,000 worth of debt was extinguished and 10,000,000 shares of INVU stock was issued.

On March 28, 2017 the Company entered into a Conversion Agreement to extinguish a Revenue-based Funding Agreement with a related party in exchange for 10,000,000 shares of common stock upon the Company’s acquisition by a publicly traded Company plus monthly repayments of $15,000 for a period of 6 months. Because an acquisition took place effective April 1, 2017, as a result of this agreement $90,000 worth of debt was extinguished and 10,000,000 shares of INVU stock was issued.

On June 6, 2017 the Company entered into a Conversion Agreement to convert $1,800,000 worth of debt into 180,000,000 shares of INVU’s stock.

The Company has evaluated subsequent events through June 30, 2017, the date on which the financial statements were available to be issued, and there are no additional subsequent events to report.

13